UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 24, 2023

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of American Tower Corporation (the “Company”) was held virtually on May 24, 2023. At the Annual Meeting, the Company's stockholders elected twelve individuals to the Board of Directors (the “Board”), approved Proposals 2 and 3 and voted for one year on Proposal 4. The proposals are described in more detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2023.

The final results of the stockholder voting regarding each proposal were as follows:

1. Election of the following directors for the ensuing year or until their successors are elected and qualified.

Nominee	Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
Thomas A. Bartlett	392,771,475	1,825,711	416,465	24,448,875
Kelly C. Chambliss	391,593,336	3,012,608	407,707	24,448,875
Teresa H. Clarke	393,225,278	1,385,118	403,255	24,448,875
Raymond P. Dolan	386,206,775	8,388,161	418,715	24,448,875
Kenneth R. Frank	393,356,771	1,238,251	418,629	24,448,875
Robert D. Hormats	386,595,813	7,999,135	418,703	24,448,875
Grace D. Lieblein	393,520,538	1,090,522	402,591	24,448,875
Craig Macnab	392,488,523	2,104,694	420,434	24,448,875
JoAnn A. Reed	372,384,565	22,224,709	404,377	24,448,875
Pamela D.A. Reeve	373,007,480	21,600,321	405,850	24,448,875
Bruce L. Tanner	393,362,723	1,231,602	419,326	24,448,875
Samme L. Thompson	377,737,989	16,858,229	417,433	24,448,875

2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
397,329,021	21,904,478	229,027	—

3. Approval, on an advisory basis, of the Company’s executive compensation.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
378,742,197	15,051,020	1,220,434	24,448,875

4.     Vote, on an advisory basis, on the frequency with which the Company will hold a stockholder advisory vote on executive compensation.

Votes Cast For 1 Year	Votes Cast For 2 Years	Votes Cast For 3 Years	Votes Abstained	Broker Non-Votes
385,746,480	159,152	8,691,785	416,234	24,448,875

Company to Hold an Annual Vote on Executive Compensation

In light of the voting results with respect to the frequency with which the Company will hold a stockholder advisory vote on executive compensation, the Board has determined that the Company will hold an annual advisory vote on executive compensation, unless and until the Board determines it is in the best interest of the Company to hold such vote with a different frequency.

Item 8.01    Other Events.

On May 25, 2023, the Company issued a press release (the “Press Release”) announcing that the Board declared a cash distribution of $1.57 per share of the Company’s common stock, payable on July 10, 2023 to the stockholders of record at the close of business on June 16, 2023.

A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	May 25, 2023	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer